UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2010

GC CHINA TURBINE CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone,
Wuhan, Hubei Province 430223
People’s Republic of China

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On June 24, 2010, Wuhan Guoce Nordic New Energy Co., Ltd. (“GC Nordic”), a wholly owned  subsidiary of GC China Turbine Corp. (the “Company”), entered into a Banking Facilities Agreement (the “Agreement”) with China Merchants Bank Co., Ltd. (the “Bank”) which provides for a revolving line of credit of RMB90,000,000 (approximately US$13,200,000), consisting of a RMB60,000,000 loan and RMB 30,000,000 performance security.  The 12-month term of the Agreement ends on June 24, 2011.

All of GC Nordic’s debts under the Agreement are guaranteed by Wuhan Guoce Technology Co. Ltd., an affiliate of GC Nordic and the Company, and Wu Wei (Deputy General Manager of GC Nordic), Zhang Weijun (Deputy General Manager of GC Nordic), Hou Tie Xin (Chairman of GC Nordic and the Company), Qi Na (General Manager and Director of GC Nordic and Chief Executive Officer and Director of the Company), and Zhao Ying (Deputy General Manager of GC Nordic and Chief Financial Officer of the Company).

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Banking Facilities Agreement, dated June 24, 2010, by and between Wuhan Guoce Nordic New Energy Co., Ltd. and China Merchants Bank Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010	GC CHINA TURBINE CORP.

	By:	/s/ Qi Na
Qi Na
Chief Executive Officer